Exhibit 99.1

Protara Announces Proposed Public Offering

NEW YORK, December 9, 2024 (GLOBE NEWSWIRE) -- Protara Therapeutics, Inc. (Nasdaq: TARA) (“Protara”), a clinical-stage company developing transformative therapies for the treatment of cancer and rare diseases, today announced that it has commenced an underwritten public offering of shares of its common stock or, in lieu of issuing common stock to certain investors, pre-funded warrants to purchase shares of its common stock. All of the shares of common stock and pre-funded warrants to be sold in the proposed offering will be offered by Protara. In addition, Protara expects to grant the underwriters a 30-day option to purchase additional shares of common stock at the public offering price, less underwriting discounts and commissions. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering. Protara intends to use the net proceeds received from the offering to fund the clinical development of TARA-002, as well as the development of other clinical programs. Protara may also use the net proceeds from the offering for working capital and other general corporate purposes.

TD Cowen, Cantor, LifeSci Capital, Oppenheimer & Co. and Scotiabank are acting as joint book-running managers of the proposed offering.

The shares of common stock and the pre-funded warrants will be issued pursuant to a shelf registration statement on Form S-3 (File No. 333-275290) that was declared effective on November 14, 2023 by the U.S. Securities and Exchange Commission (the “SEC”). The offering is being made only by means of a preliminary prospectus supplement and the accompanying prospectus. A preliminary prospectus supplement and the accompany prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompany prospectus relating to the offering, when available, may be obtained from the offices of TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, by email at TD.ECM_Prospectus@tdsecurities.com or by telephone at (855) 495-9846; Cantor Fitzgerald & Co., 110 East 59th Street, 6th Floor, New York, New York 10022, Attention: Capital Markets, or by email at prospectus@cantor.com; or LifeSci Capital LLC, 1700 Broadway, 40th Floor, New York, New York 10019, or by email at compliance@lifescicapital.com.

Before investing in the offering, interested parties should read the preliminary prospectus supplement and related prospectus for this offering, the documents incorporated by reference therein and the other documents Protara has filed with the Securities and Exchange Commission. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the applicable securities laws of such state or jurisdiction.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Protara may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “designed,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words or expressions referencing future events, conditions or circumstances that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such forward-looking statements include but are not limited to, statements regarding the timing, size and completion of the proposed public offering as well as the expected use of proceeds related thereto are not guarantees of future performance or results and involve substantial risks and uncertainties. Actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors including: Protara’s ability to complete the offering on the proposed terms, or at all, changes in market conditions, and Protara’s expectations related to the use of proceeds from the proposed offering. Additional important factors to be considered in connection with forward-looking statements, including additional risks and uncertainties, are described more fully under the caption “Risk Factors” and elsewhere in Protara’s filings and reports with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Protara undertakes no obligation to update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as required by law.

Company Contact:

Justine O’Malley
Protara Therapeutics
Justine.OMalley@protaratx.com
646-817-2836